MGP INGREDIENTS PROVIDES CERTAIN PRELIMINARY THIRD QUARTER 2024 RESULTS AND UPDATES FULL YEAR 2024 GUIDANCE
Announces webcast of its third quarter earnings conference call for October 31

ATCHISON, Kan., October 17, 2024 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of branded and distilled spirits and food ingredient solutions, today announced certain preliminary financial results for the third quarter ended September 30, 2024.

Based on preliminary results, for the third quarter ended September 30, 2024 compared to the 2023 third quarter:
•Sales are expected to decline 24% from the year-ago quarter to $161.5 million. Excluding the impact of the Atchison distillery, sales are expected to decline 14%.
•Distilling Solutions segment sales are expected to decline 36%, including a 22% decline in brown goods sales. Branded Spirits segment sales are expected to decline 6% with premium plus sales up 1%, while Ingredient Solutions segment sales are expected to decline 18%.
•Net income is expected to increase 82% to $23.9 million. Adjusted net income is expected to decline 5%. Basic earnings per common share (“EPS”) is expected to increase to $1.07 per share, while adjusted basic EPS is expected to decline 5% to $1.29.
•Adjusted EBITDA is expected to decline 9% to $45.7 million.

Updated 2024 Financial Outlook
For the full year 2024, the company now expects financial results to be below the expectations confirmed during its second quarter conference call held on August 1, 2024. The company expects full year 2024 sales to be in the range of $695 million to $705 million, adjusted EBITDA to be in the range of $196 million to $200 million, and adjusted basis EPS to be in the range of $5.55 to $5.65, as shown in the below table.

	Revised Fiscal 2024 Guidance	Previous Fiscal 2024 Guidance
Sales	$695 to $705 million	$742 to $756 million
Adjusted EBITDA	$196 to $200 million	$218 to $222 million
Adjusted basic EPS	$5.55 to $5.65	$6.12 to $6.23
Effective tax rate	~24%	~24.5% to 25.5%
Basic weighted average shares outstanding	~ 22.1 million	~ 22.3 million
Capital expenditures	~ $78 million	~ $85 million

David Bratcher, CEO and president of MGP Ingredients, said, “We are disappointed with our third quarter results and fourth quarter outlook. Soft alcohol spirits category trends and elevated industry-wide whiskey inventories are putting greater than expected pressure on our brown goods business with a larger impact on our smaller, craft customer base. We expect these industry headwinds to persist at least through the rest of the year and will share details about our 2025 outlook with our fourth quarter 2024 earnings release.”

He added, “The American whiskey category has successfully navigated periods of temporary supply-demand imbalance over the years, and we are taking proactive steps to strengthen our brown goods business. Our pivot to becoming a branded spirits company continues to gain strength and I remain confident about our attractive long-term growth outlook.”

Third Quarter Earnings Webcast and Conference Call
The company announced that it will report results for the third quarter ended September 30, 2024, on Thursday, October 31, 2024 at 10 a.m. ET. The company expects to release its financial results before the markets open. Management, including David Bratcher, CEO and president, and Brandon Gall, CFO, will hold a conference call to discuss these results.

Please visit the “News and Events” section of the company’s Investor Relations website at ir.mgpingredients.com/news-events to access the live webcast. Investors can also dial 844-308-6398 (domestic) or 412-717-9605 (international) to listen to the live call.

A replay will be available on the company’s website after the call concludes.

Preliminary Information
The unaudited financial information presented in this press release is preliminary and may change. The company’s financial closing procedures with respect to the estimated financial information provided in this press release are not yet complete, and as a result, the company’s final results may vary materially from the preliminary results included in this press release. The company undertakes no obligation to update or supplement the information provided in this press release until the company releases its financial statements for the three and nine months ended September 30, 2024. The preliminary financial information included in this press release reflects the company's current estimates based on information available as of the date of this press release and has been prepared by company management. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods. This preliminary financial information could be impacted by the effects of financial closing procedures, final adjustments, and other developments.

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium branded and distilled spirits, as well as food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky and Indiana, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer, and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates, and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson, and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey, and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico, and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where Penelope Bourbon, Remus Straight Bourbon Whiskey, and Rossville Union

Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey, and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about trends expected by MGP Ingredients, Inc. (the “Company” or “MGP”) for the rest of the year, ability of the Company to become a branded spirits company, the Company’s growth outlook, and the Company’s 2024 outlook, including its expectations for sales, adjusted EBITDA, adjusted basic EPS, shares outstanding, and capital expenditures. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; warehouse expansion issues; our reliance on a limited number of suppliers; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; our closure of our Atchison, Kansas distillery; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions and restrictions; class action or other litigation; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; acquisitions and potential future acquisitions; interest rate increases; reliance on key personnel; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends; limited rights of common stockholders and anti-takeover provisions in our governing documents; the impact of issuing shares of our common stock; and the effectiveness or execution of our strategic plan. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2024, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed sales excluding the impact of the Atchison distillery, adjusted net income, adjusted EBITDA, adjusted basic EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with sales, net income, and basic EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends, and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2024 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information
Investors:
Amit Sharma
amit.sharma@mgpingredients.com

Media:
Greg Manis
greg.manis@mgpingredients.com
913-360-5440

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended September 30, 2024
	Net Income	Basic EPS
Preliminary GAAP Results	$23,862	$1.07
Adjusted to remove:
Fair value of contingent consideration(a)	4,864	0.22
Business acquisition costs (b)	11	—
Unusual items costs (c)	26	—
Preliminary Adjusted Non-GAAP results	$28,763	$1.29

	Quarter Ended September 30, 2023
	Net Income	Basic EPS
Reported GAAP Results	$13,088	$0.59
Adjusted to remove:
Impairment of long-lived assets and other (d)	13,750	0.62
Fair value of contingent consideration(a)	3,150	0.14
Business acquisition costs (b)	235	0.01
Adjusted Non-GAAP results	$30,223	$1.36

(a)Fair value of contingent consideration relates to the quarterly adjustment of the contingent consideration liability related to the acquisition of Penelope Bourbon LLC. It is included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Branded Spirits segment.

(b)Business acquisition costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item and include transaction and integration costs associated with the acquisition of Penelope Bourbon LLC.

(c)The unusual items costs are included in the Condensed Consolidated Statement of Income within the selling, general and administrative line item. The adjustment includes professional and legal costs associated with special projects.

(d)The impairment of long-lived assets and other relates to miscellaneous expenses incurred during the quarter ended September 30, 2023 in connection with the closure of the Atchison distillery. Impairment of long-lived assets and other are included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Distilling Solutions segment.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended September 30,
	Preliminary 2024	2023
Net Income	$23,862	$13,088
Interest expense	2,174	2,353
Income tax expense	7,554	4,373
Depreciation and amortization	5,680	5,782
Share based compensation	767	2,014
Equity method investment loss (gain)	(832)	(388)
Impairment of long-lived assets and other	—	18,334
Fair value of contingent consideration	6,400	4,200
Business acquisition costs	15	314
Unusual items costs	34	—
Adjusted EBITDA	$45,654	$50,070

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense, depreciation and amortization, share based compensation, equity method investment loss (gain), impairment of long-lived assets and other, fair value of contingent consideration, business acquisition costs, and unusual items costs.

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures.”

MGP INGREDIENTS, INC.
Impact of the Closure of the Atchison Distillery
Pro-Forma Consolidated Sales Results

	Consolidated
	Quarter Ended September 30, 2024		Increase/(Decrease)
	Preliminary Results (a)	Pro-Forma(b)	$ Change	% Change
Sales	$161,461	$161,461	$—	—%

	Consolidated
	Quarter Ended September 30, 2023		Increase/(Decrease)
	As Reported (c)	Pro-Forma(d)	$ Change	% Change
Sales	$211,624	$186,963	$(24,661)	(12)%

(a)Represents preliminary GAAP results of the Company for the quarter ended September 30, 2024.
(b)Represents the Company's preliminary results for the quarter ended September 30, 2024 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and certain co-products are produced at the Company's Lawrenceburg, Indiana distillery.
(c)Represents actual GAAP results of the Company for the quarter ended September 30, 2023, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.
(d)Represents the Company's results for the quarter ended September 30, 2023 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal.